*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on July 18, 2019 TRIUMPH GROUP, INC. You are receiving this communication because you hold shares in the above named company. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. TRIUMPH GROUP, INC. 899 Cassatt Road, Suite 210 Berwyn, PA 19312 0000425106_1 R1.0.1.18 See the reverse side of this notice to obtain proxy materials and voting instructions. Meeting Information Meeting Type: Annual Meeting For holders as of: May 17, 2019 Date: July 18, 2019Time: 9:00 AM EDT Location: Triumph Group, Inc. 899 Cassatt Road, Suite 210 Berwyn, PA 19312

Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: Have the information that is printed in the box marked by the arrow (located on the by the arrow (located on the following page) in the subject line. How To Vote Please Choose One of the Following Voting Methods possession available and follow the instructions. marked by the arrow 0000425106_2 R1.0.1.18 Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any specia requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. l 1. Notice & Proxy Statement2. Form 10-K3. Form 10-K/A4. Annual Report How to View Online: following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET:www.proxyvote.com 2) BY TELEPHONE:1-800-579-1639 3) BY E-MAIL*:sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before July 03, 2019 to facilitate timely delivery.

The Board of Directors recommends you vote FOR the following nominees: 1. 01 Election of Directors Nominees Paul Bourgon To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to permit the issuance of Preferred Stock in connection with a plan intended to help avoid the imposition of certain limitations on the Company's ability to fully use certain tax attributes, including, without limitation, the Tax Benefits Preservation Plan, dated as of March 13, 2019, by and between the Company and Computershare Trust Company, N.A., as may be amended or extended in accordance with its terms (the Plan). 3. 02 Daniel J. Crowley 03 Ralph E. Eberhart 04 Daniel P. Garton 05 Dawne S. Hickton 06 William L. Mansfield 4. To approve the adoption of the Plan by the Company's Board of Directors. 07 Adam J. Palmer 5. To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2020. 08 Larry O. Spencer The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5. NOTE: At their discretion, the named proxies are authorized to consider and vote upon other business as may properly come before the meeting or any postponements or adjournments thereof. 2. To approve, by advisory vote, the compensation paid to our named executive officers for fiscal year 2019. 0000425106_3 R1.0.1.18 Voting items

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